Exhibit 10.2

The Cooper Companies, Inc.

Amended and Restated 2007 Long-Term Incentive Plan

As Approved by Stockholders: March 18, 2009

Amended and Restated 2007 Long-Term Incentive Plan

The Cooper Companies, Inc.

Amended and Restated 2007 Long-Term Incentive Plan

The Cooper Companies, Inc.

Amended and Restated 2007 Long-Term Incentive Plan

Section 1. Purpose; Definitions.

The purpose of The Cooper Companies, Inc. 2007 Long-Term Incentive Plan (the ‘Plan’) is to enable the Company to attract, retain and reward key employees and consultants to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and consultants and the Company’s stockholders, by offering such key employees and consultants performance-based incentive equity interests in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as an entity for which the Company has a legitimate business interest in allowing such entity to be a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Board” means the Board of Directors of the Company.

(c) “Book Value” means, as of any given date, on a per share basis (i) the Stockholders’ Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) “Committee” shall mean the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 2 of the Plan, such committee.

(f) “Company” means The Cooper Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(g) “Deferred Stock” or “Deferred Stock Award” means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

(h) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(i) “Early Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate after satisfying the requirements for early retirement under the provisions of the applicable pension plan of such entity, and receiving the consent of the Company prior to such retirement under the terms of this Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Stock on the New York Stock Exchange as reported on http://finance.yahoo.com or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(l) “Full Value Award” means any Grant other than an Option or other Grant for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

(m) “Grant” means an instrument or agreement evidencing an option, SAR, etc granted hereunder, which may, but need not be, acknowledged by the recipient thereof.

(n) “Incentive Stock Option” or “ISO” means any Stock Option intended to be and designated as an ‘Incentive Stock Option’ within the meaning of Section 422 of the Code.

(o) “Long-term Performance Award” means an award under Section 10 below that is valued in whole or in part based on the achievement of Company, Subsidiary, Affiliate, or individual performance factors or criteria as the Committee may deem appropriate.

(p) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

(q) “Non-Qualified Stock Option” or “NQSO” means any Stock Option that is not an Incentive Stock Option.

(r) “Normal Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.

(s) “Performance Criteria” means any one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

(t) “Plan” means this 2007 Long-Term Incentive Plan, as hereinafter amended from time to time.

(u) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(v) “Retirement” means Normal or Early Retirement.

(w) “Stock” means the Common Stock, $0.10 par value per share, of the Company.

(x) “Stock Appreciation Right” or “SAR” means the right pursuant to an award granted under Section 6 below to receive from the Company an amount of cash or shares of Stock with a Fair Market Value equal to the excess, if any, of the Fair Market Value of a number of shares of Stock specified in such award at the time of exercise of the right over the Fair Market Value of such number of shares of Stock on the date the right was granted.

(y) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(z) “Stock Purchase Right” means the right to purchase Stock pursuant to Section 9.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%, or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the term “Cause” shall have the meaning set forth in Section 5(i) below.

Section 2. Administration.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company as defined in Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, consultants and other key employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights, and/or (vi) Long-term Performance Awards.

In particular, the Committee shall have the authority:

(i) to select the officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards may from time to time be granted hereunder;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(iii) to determine the number of shares, if applicable, to be covered by each such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(v) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(k) or (1), as applicable, instead of Stock;

(vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis à vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(vii) to determine whether, to what extent and under what circumstances Stock and other amounts, payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

(ix) to interpret the Plan and remedy any inconsistencies and ambiguities herein and between any agreement evidencing an award thereunder.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Stock Subject To Plan.

The total number of shares of Stock reserved and available for distribution pursuant to stock options or other awards relating to Stock made under the Plan shall be 3,700,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares with respect to which an employee may be granted awards under this Plan during any fiscal year is 250,000.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option or base price of shares subject to outstanding Options and SARs granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan, provided that the number of shares subject to any Grant shall always be a whole number. The right to have such substitutions and adjustments made is nondiscretionary, but how such substitutions and adjustments are made shall be determined in the discretion of the Committee. In addition, in the event of any merger or other corporate transaction or event which results in shares of Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award (including any such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award which, under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

Section 4. Eligibility.

Officers, consultants and such employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) whom the Committee determines is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

Section 5. Stock Options.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however that Incentive Stock Options shall only be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. No Incentive Stock Option shall be granted more than ten years after the date this Plan is approved by the stockholders of the Company under Section 14.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after grant.

(d) Method of Exercise. Subject to whatever exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. Except as otherwise prohibited by law, as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made (i) in the form of Stock subject to an award (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted; or (ii) through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is made to the Company prior to the delivery of any shares of Stock by the Company. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

(e) Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by his guardian or legal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred to, exercised by and paid to a trust in which the optionee has a fifty percent or more interest or a foundation which the optionee controls the management of the assets, provided that (i) the optionee receives no consideration for such transfer, and (ii) the transferee receives the Non-Qualified Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the optionee and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

(f) Termination by Death. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be, determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Company and any Subsidiary or Affiliate without Cause. For purposes of this Plan, “Cause” means the conviction of, or plea of nolo contendere to a felony by the participant, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

To the extent required for ‘incentive stock option’ status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) after 1986 shall not exceed $100,000. If the aggregate Fair Market Value exceeds $100,000, then those options in excess of $100,000 will not be treated as ISOs. Those shares not treated as ISOs will be taxed at ordinary income rates on exercise. If Section 422 is hereafter amended to delete the requirement now in Section 422(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(b)(7), then this paragraph of Section 5(j) shall no longer be operative.

(k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made; provided, however, that unless stockholder approval is obtained, the Committee shall not offer to buy out any Option having a per share exercise price greater than the per share Fair Market Value of a share of Stock at the time of such offer. In no event may the Company buyout any Stock Option with the grant of another Stock Option, without shareholder approval.

(l) Settlement Provisions. If the option agreement so provides at grant, or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

(m) 10% Stockholders. No Incentive Stock Option may be granted under this Plan to any employee who, at the time the Incentive Stock Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a parent corporation (within the meaning of Section 424 of the Code) unless the option price under such Option is at one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted and the duration of such Option is no more than five (5) years.

Section 6. Stock Appreciation Rights.

(a) Exercise. A Stock Appreciation Right may be exercised by a recipient, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Upon the exercise of a Stock Appreciation Right, a recipient shall be entitled to receive an amount in cash and/or shares of Stock with a Fair Market Value, as the Committee in its sole discretion shall determine, equal to the excess of the Fair Market Value of a number of shares of Stock specified in the award at the date of exercise of the Stock Appreciation Right over the Fair Market Value of such number of shares of Stock at the date of grant of the Stock Appreciation Right. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

(ii) Stock Appreciation Rights shall not be transferable by the recipient thereof otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the recipient’s lifetime, only by the recipient.

Section 7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Each award shall be subject to the following terms and conditions:

(i) Unless the Committee determines that no purchase price is required by law, then the purchase price for shares of Restricted Stock shall be equal to or greater than their par value.

(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award agreement and paying whatever price is required under Section 7(b)(i).

(iii) Each participant receiving a Restricted Stock Award shall be issued shares of Stock, either in book form or electronically, evidencing the grant of the Restricted Stock, registered in the name of such participant, noting the terms, conditions and restrictions applicable to such award. The Committee in its sole discretion may issue stock certificates to evidence the Restricted Stock Award. If a stock certificate is issued, it shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(iv) The Committee shall require that any stock certificates evidencing such shares issued be held in custody by the Company until the restrictions, if any, thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the ‘Restriction Period’), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Restricted Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, that the participant paid with respect to such Restricted Stock.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, an appropriate number of unrestricted shares shall be delivered to the participant promptly in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

Section 8. Deferred Stock.

(a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the ‘Deferral Period’) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), the Company shall deliver to the recipient shares of Stock equal to the shares covered by the Deferred Stock Award. Such shares may be delivered in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

(ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

(iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Deferred Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, the participant paid with respect to such Deferred Stock.

(iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

(v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the ‘Elective Deferral Period’), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made 12 months prior to completion of the Deferral Period for such Deferred Stock Award (or such installment) and shall not take effect for at least 12 months. The Elective Deferral Period must be at least five years or, if elected by the participant, until termination of employment or a change in control of the Company (as determined under Section 409A of the Code) if earlier. Any such election shall comply with the requirements of Section 409A of the Code.

(vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(vii) A recipient of a Deferred Stock Award shall have no rights as a stockholder with respect to any shares covered by his Deferred Stock Award until the issuance of a stock certificate for such shares.

Section 9. Stock Purchase Rights.

(a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

(i) at its Fair Market Value on the date of grant;

(ii) at 50% of such Fair Market Value on such date;

(iii) at an amount equal to Book Value on such date; or

(iv) at an amount equal to the par value of such Stock on such date.

However, no share of Stock shall be sold at less than its par value. The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

The terms of Stock Purchase Rights Awards need not be the same with respect to each participant. Each Stock Purchase Right Award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

(b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee, but not to exceed 90 days.

(c) Loans. Unless otherwise prohibited by law, if the Committee so determines, the Company shall make or arrange for a loan to a participant with respect to the exercise of Stock Purchase Rights. The Committee shall have full authority to decide whether such a loan should be made and to determine the amount, term and other provisions of any such loan, including the interest rate to be charged, whether the loan is to be with or without recourse against the borrower, the security, if any, therefor, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding 90% of the total purchase price paid by the borrower.

Section 10. Long-Term Performance Awards.

(a) Administration. Long-term Performance Awards may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the ‘Performance Period’) for each Long-term Performance Award and shall determine the performance objectives to be used in the valuation of Long-term Performance Awards and determining the extent to which such Long-term Performance Awards have been earned. Performance objectives may vary, from participant to participant and between groups of participants and shall be based upon such Company, Subsidiary, Affiliate or individual performance factors or criteria as the Committee may deem appropriate, including, but not limited to the Performance Criteria. Performance Periods may overlap and participants may participate simultaneously with respect to Long-term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

At the beginning of each Performance Period, the Committee shall determine for each Long-term Performance Award subject to such Performance Period, the number of shares of Stock (including Deferred or Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-term Performance Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

(b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to the Long-term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

(c) Termination. Unless otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long-term Performance Award at the end of the applicable Performance Period:

(i) based, to the extent relevant under the terms of the award, upon the participant’s performance for the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

(ii) prorated for the portion of the Performance Period during which the Participant was employed by the Company, a subsidiary or affiliate,

all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Except as otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long-term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine.

(d) Form of Payment. The earned portion of a Long-term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of whole shares of Stock, including Restricted Stock or Deferred Stock, as the Committee shall determine. To the extent a Long-term Performance Award is payable in Stock and the full amount therefor is not paid in Stock, then the shares of Stock representing the portion of the value of the Long-term Performance Award not paid in Stock shall again become available for award under the Plan.

Section 11. Amendments And Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award theretofore granted, without the optionee’s or participant’s consent, or which, without the approval of the Company’s stockholders, would:

(a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) change the employees or class of employees eligible to participate in the Plan;

(c) extend the maximum option period under Section 5(b) of the Plan; or

(d) otherwise materially alter the terms of the Plan.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. Notwithstanding any provision in this Plan to the contrary, no Stock Option or Stock Appreciation Right may be amended to reduce the price per share of the shares subject to such Stock Option or the exercise price of such Stock Appreciation Right, as applicable, below the option price or exercise price as of the date the Stock Option or Stock Appreciation Right is granted. In addition, no Stock Option or Stock Appreciation Right may be granted in exchange for or in connection with the cancellation or surrender of a Stock Option, Stock Appreciation Right or other Grant if the new Stock Option, Stock Appreciation Right or other Grant has an option or exercise price (including no exercise price) which is less than the option or exercise price of the Stock Option or Stock Appreciation Right being exchanged, cancelled or surrendered.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12. Unfunded Status Of Plan.

(a) Unfunded Plan. The Plan is intended to constitute an ‘unfunded’ plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the ‘unfunded’ status of the Plan.

(b) Section 409A. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and such agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date this Plan is effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Section 13. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

The Committee may condition the exercise of an Option or the issuance and delivery of Stock upon the listing, registration or qualification of the Stock upon a securities exchange or under applicable securities laws.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The making of an award under this Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

(f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(g) Notwithstanding any other provision of this Plan to the contrary, Full Value Awards shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Criteria or other performance-based objectives, over a period of not less than one year) following the date the Grant is made; provided, that the Committee may accelerate vesting of Full Value Awards in its discretion, only upon death, disability or a change in control of the Company.”

Section 14. Effective Date Of Plan.

The Plan shall be effective as of January 1, 2007; subject to the approval of the Plan by the holders of a majority of the shares of the Company’s Common Stock at the next annual stockholders’ meeting in 2007. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders. Notwithstanding any other provision of the Plan to the contrary, no Option, Stock Appreciation Right or Stock Purchase Right may be exercised and no Restricted or Deferred Stock or Long-term Performance Award shall become vested until such approval.

Section 15. Term Of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Stock Purchase Right, Other Stock-Based Award, or Long-term Performance Award shall be granted pursuant to the Plan on or after December 31, 2017, but awards granted prior to such date may extend beyond that date.

Section 16. Certain Stock Options For United Kingdom Employees

Stock Options granted under Section 5 which are Non-Qualified Stock Options may be granted subject to the terms and conditions of Schedule A hereto. Such Non-Qualified Stock Options shall be subject to the terms and conditions of the Plan, including Section 5.

SCHEDULE A

CONTAINING PROVISIONS FOR

TAX APPROVED OPTIONS FOR UNITED KINGDOM EMPLOYEES

(Providing for the grant of Stock Options which it is intended shall satisfy the requirements of Her Majesty’s Revenue and Customs pursuant to Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”), such options to be referred to in this Schedule as “Approved Options”).

Approved Options may be granted pursuant to this Schedule A in accordance with such provisions as would be applicable if the provisions of the Cooper Companies, Inc. 2007 Long Term Incentive Plan (the “Plan”) relating to Stock Options were here set out in full (provided that Sections 6, 7, 8, 9 and 10 shall not apply to this Schedule A), subject to the following further modifications:

Section A1. Eligibility.

Approved Options may only be granted under this Schedule A to individuals who are employees of the Company and its subsidiaries (and for this purpose a subsidiary shall mean any company of which the Company has control as defined in section 840 of the UK Income and Corporation Taxes Act 1988 (“Control”)) and who are not ineligible to participate in accordance with the provisions of paragraph 9 of Schedule 4 to ITEPA and, if a director, is required to work in that capacity for the Company and/or any such subsidiary for at least 25 hours per week, excluding meal breaks. For the avoidance of doubt, no Approved Options shall be granted to a consultant and references to “consultant/consultancy” in the Plan shall have no relevance under this Schedule A.

Section A2. Stock Subject To The Plan.

(a) Approved Options granted under this Schedule A may only be made and may only be exercised in respect of Stock which satisfies the requirements of paragraphs 16-20 of Schedule 4 to ITEPA.

(b) Only in the event of any reorganization, consolidation, Stock split or other variation of the Company’s Stock, may an adjustment be made under Section 3 of the Plan to the amount of Stock which is the subject of Approved Options granted under this Schedule A and the option price payable in respect thereof and then only with the prior approval of HM Revenue and Customs.

Section A3. Stock Options.

(a) Approved Options may only be granted pursuant to this Schedule A at an option price which is not less than 100% of Fair Market Value as of the date of grant provided that if no sale of Stock occurs on the New York Stock Exchange on such date the option price shall not be less than the Fair Market Value of the Stock as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed on or before that date for the purposes of this Schedule A with HM Revenue and Customs Shares and Assets Valuation.

(b) No Approved Options may be granted to an employee or director which will result in the aggregate option price for all the Stock comprised in outstanding Approved Options granted to him under this Schedule A together with the aggregate option price of all Stock comprised in outstanding options granted to him under any other stock option scheme established by the Company or any associated company (as defined in paragraph 35 of Schedule 4 to ITEPA) approved under Schedule 4 to ITEPA exceeding 30,000 UK pounds sterling (converting, for this purpose the option price into pounds sterling using the exchange rate applicable on the date of grant of such option) or such other amount as is for the time being specified as being the appropriate limit for the purposes of paragraph 6(1) of Schedule 4 to ITEPA. For the avoidance of doubt, the limit set out in Section 5(j) of the Plan applying to Incentive Stock Options shall not apply to Approved Options granted under this Schedule A.

(c) Section 5(c) shall be substituted as follows: “The Board may impose a schedule for vesting of the Stock comprised in the Approved Option and set out in the Option Agreement (the “Vesting Schedule”) containing only objective conditions on any Approved Option which they grant preventing its exercise except to the extent that the Vesting Schedule has been complied with. If, after the Board have imposed such a condition, events happen which cause them to consider that it is no longer appropriate, they may vary the Vesting Schedule provided always that any such amendment may only be one which the Board reasonably consider will result in a fairer measure of the performance of the job of the optionee, will ensure that this Plan operates more effectively in the achievement of its purpose of providing share benefits for employees who contribute to the prosperity of the Company and will be no more difficult to satisfy than would have been the case if there had been no such amendment.”

(d) In the third paragraph of Section 3, the words “but acting fairly and reasonably” shall be added after “in its sole discretion” and the words “may be exercised in full immediately before the consummation of the merger or other corporate transactions and if not so exercised shall be cancelled at the time of the consummation of the merger or other corporate transaction” shall be substituted for the words “shall be converted into the right to receive an amount of cash” to the end of the paragraph.

(e) Section 5(e) shall be substituted as follows: “No Approved Option shall be transferable other than to the personal representatives of an optionee. No Approved Option shall be assigned or used as a charge and any purported transfer, assignment or charge shall cause the Approved Option immediately to lapse”.

(f) In the event of the optionee’s death an Approved Option granted pursuant to this Schedule A must be exercised within twelve months of the optionee’s death whereupon, to the extent it has not been exercised, such Approved Option shall lapse.

(g) No Approved Option granted under this Schedule A may be exercised at any time if the holder of such option is precluded from participating under this Schedule A by paragraph 9 of Schedule 4 to ITEPA.

(h) The retirement age for the purposes of paragraph 35A of Schedule 4 to ITEPA is 55.

(i) Sections 5(j),(k), (l) and for the avoidance of doubt Section 5(m) of the Plan shall not apply to Approved Options granted under this Schedule A. For the avoidance of doubt, Approved Options granted under this Schedule A shall automatically be exercisable by virtue of being involuntary termination without cause when the optionee’s employment ceases by reason of redundancy within the meaning of the Employment Rights Act 1996.

(j) Within 30 days of the receipt of a written notice (in the form prescribed by the Company) duly signed by the optionee together with their option certificate and the full purchase price of the Stock being acquired pursuant to the exercise of their option the Company shall procure that the optionee acquires the Stock in respect of which the Approved Option has been validly exercised by (i) allotting Stock to the optionee; or (ii) procuring the transfer of Stock to the optionee and shall issue a definitive certificate or other evidence of title (whether paper or electronic) for the Stock acquired pursuant to the exercise of the option. Alternatively, the optionee may exercise his options pursuant to Section 5(d) of the Plan, although Section 5(d)(i) shall not apply to Approved Options, (and Section 5(d)(ii) shall only apply with the consent of the optionee).

(k) Stock issued pursuant to this Schedule A shall rank pari passu with the issued Stock and the Company shall at all times keep available sufficient Stock to satisfy the exercise of, to the full extent possible, all Approved Options granted pursuant to this Schedule A which have neither lapsed nor become fully exercisable.

(l) If an acquiring company:

(i) obtains Control of the Company as a result of making (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or (b) a general offer to acquire all the shares in the Company which are of the same class as the Stock which may be acquired by the exercise of the Approved Options granted under this Plan;

(ii) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by a court under provisions closely comparable to section 425 of the UK Companies Act 1985; or

(iii) becomes bound or entitled to acquire shares in the Company under provisions closely comparable to Part 28 of the UK Companies Act 2006.

any optionee may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4 to ITEPA), by prior agreement with the acquiring company and HM Revenue & Customs, release any Approved Option granted under this Plan which has not lapsed (the “Old Option”) in consideration of the grant to him of an option (the “New Option”) which (for the purposes of that paragraph) is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4 to ITEPA).

The New Option shall not be regarded for the purposes of Section A3(k) above as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:

(i) the New Option were an option granted under this Plan at the same time as the Old Option;

(ii) the expression the “Company” was defined as “the company whose shares may be acquired by the exercise of Options granted under this Plan”.

(m) Section 13(a) of the Plan shall not apply to Approved Options granted under this Schedule A other than to comply with US federal or state securities law. Section 13(d) only applies to the extent that the optionee has not already provided an amount of money to cover the tax payable.

(n) Section 13(d) of the Plan shall apply as if the references to United States taxation applied to UK taxation and National Insurance contributions, provided that the references to settling a liability in Stock shall only apply if the optionee has agreed to such method of deduction. This facility is restricted to Stock acquired by the exercise of options granted under this Schedule A.

(o) Participation in this Plan by an optionee is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment with any participating company and participation in this Plan shall in no respects whatever affect in any way an optionee’s pension rights or entitlement or terms or conditions of employment with any participating company. In particular (but without limiting the generality of the foregoing words) any optionee who leaves employment with any participating company shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract by way of compensation for loss of office or otherwise howsoever.

(p) Any discretion exercisable under either the Plan or this Schedule A by the Company, any Subsidiary or Affiliate or any body thereof shall be applied fairly and reasonably.

Section A4. Amendments And Termination.

No amendments to this Schedule A (including any provision of the Plan which is incorporated within this Schedule A) pursuant to Section 11 which fall within the definition of a key feature within the meaning of paragraph 30(4) of Schedule 4 to ITEPA shall have effect until the approval of HM Revenue and Customs has been obtained in respect thereof. This Section A4 shall not however restrict the general power of the Board to amend the Plan where the amendment will not apply to this Schedule A.

No assurance or warranty is given by the Company that the tax favourable treatment of Approved Options will apply on exercise of the option or that any corporate restructuring or merger or other corporate activity will permit tax favourable treatment to apply.